CURTISS-WRIGHT ELECTRO-MECHANICAL DIVISION
SAVINGS PLAN

Instrument of Amendment

Recitals:

1.	Curtiss-Wright Corporation (“Curtiss-Wright” or “the Company”) has established the Curtiss-Wright Electro-Mechanical Division Savings Plan (“the Plan”), a qualified retirement plan that meets the requirements of Section 401(a) of the Internal Revenue Code (“the Code”) and that includes a cash or deferred arrangement within the meaning of Section 401(k) of the Code, which Plan was effective as of January 1, 2004.

2.	The Company has caused the Plan to be submitted to the Internal Revenue Service, pursuant to Rev. Proc. 2003-6, and has requested the Internal Revenue Service to determine that the Plan is a qualified plan, within the meaning of Sec. 401 of the Code.

3.	The Internal Revenue Service, as a condition for the issuance of its determination that the Plan is a qualified plan, has requested that certain amendments be made to the Plan.

4.	In accordance with Secs. XII.1 and XIV.2(b) of the Plan, the Administrative Committee is authorized to make such amendments to the Plan as may be necessary to maintain its status as a qualified plan.

5.	The Administrative Committee has reviewed the request made by the Internal Revenue Service and determined that the Plan should be amended, in accordance with such request, as specified in this Instrument of Amendment.

Amendment:

For the reasons set forth in the Recitals to this Instrument of Amendment, the Plan is hereby amended in the following respects:

1.	The first paragraph of the Introduction to the Plan is amended in its entirety to read as follows;

This Curtiss-Wright Electro-Mechanical Division Savings Plan is effective as of January 1, 2004 (“the Effective Date”). It has been established by and shall be maintained by Curtiss-Wright Corporation, to provide retirement benefits for eligible employees of Curtiss-Wright Electro-Mechanical Corporation (“CWEMC”), a wholly owned subsidiary of Curtiss-Wright Flow Control Corporation. The operations at which the employees initially eligible to participate in the Plan are employed are referred to herein as the Electro-Mechanical Division (“EMD”) operations.

2.	The fourth paragraph of the Introduction to the Plan is amended in its entirety to read as follows:

The provisions of the Plan, as set forth herein, are intended to apply to participants who were employed at EMD on or after the Acquisition Date and to such other groups of employees as may be included in the Plan pursuant to Sec. XIV.2(b).

3.	Section I.24 is amended by adding at the end thereof the following new paragraph:

For purposes of subsection (a), the term “leased employee” means any person (other than a common law employee of the Employer) who, pursuant to an agreement between the Employer and any other person (“leasing organization”), has performed services for the Employer or any related persons determined in accordance with Section 414(n)(6) of the Code on a substantially full-time basis for a period of at least one year and such services are performed under the primary direction of or control by the Employer. In the case of any person who is a Leased Employee before or after a period of service as an Employee, the entire period during which he has performed services as a Leased Employee shall be counted as service as an Employee for all purposes of the Plan, except that he shall not, by reason of that status, become a Participant in the Plan.

4.	Section I.29 is amended by deleting phrase “the business unit denominated as the Electro-Mechanical Division of Curtiss-Wright Flow Control Corporation” and by inserting in lieu thereof the phrase “the operations denominated as the Electro-Mechanical Division operations of Curtiss-Wright Flow Control Corporation, a wholly owned subsidiary of the Company, which operations were acquired by Curtiss-Wright Electro-Mechanical Corporation, a wholly owned subsidiary of Curtiss-Wright Flow Control Corporation”.

5.	Section I.37 is amended by inserting, immediately after the phrase “right to”, the new phrase “100% of”.

6.	Section I.63 is amended by inserting, immediately after the phrase “right to”, the new phrase “100% of”.

7.	Section III.4.b is amended by deleting the phrase “may assign to this Plan” and by inserting in lieu thereof the new phrase “may designate for correction under this Plan”.

8.	Section III.4.c is amended in its entirety to read as follows:

c.	A Participant who has designated, or is deemed to have designated, an Excess Elective Deferral amount for a taxable year for correction under this Plan, in accordance with Subsection II.4.c, shall receive a corrective distribution. A distribution shall be treated as a corrective only if:

(1)	the Participant has designated an Excess Elective Deferral for distribution under this Plan, or is deemed to made such a designation, in accordance with Subsection III. 4.b above;

(2)	the distribution is made after the date on which the Plan received the Excess Elective Deferral; and

(3)	the Plan Administrator designates the distribution as a corrective distribution of an Excess Elective Deferral.

9.	Section III.6.a(3) is amended in its entirety to read as follows:

(3)	to make an Additional Contribution (subject to the requirements of Article III.10) for all Non-Highly Compensated Employees eligible to make contributions under Article III.1.a, in a level dollar amount, within the time period required by any applicable law or regulation.

10.	Section III.8 is amended by deleting the phrase “April 15” and by inserting in lieu thereof the new phrase “March 15”.

11.	Section III.10 is amended by deleting the phrase “elective contributions” and by inserting in lieu thereof the new phrase “amounts allocable to a Participant’s Pre-Tax Contribution Account”.

12.	Section III.13.a(2) is amended in its entirety to read as follows:

(2)	to make an Additional Contribution for all Non-Highly Compensated Employees eligible to make contributions under Article III.1.a in a level dollar amount, within the time period required by any applicable law or regulation.

13.	Section III.19 is amended by deleting the phrase “Article II” and inserting in lieu thereof the new phrase “Article III”.

14.	Section VI.4 is amended by designating the text thereof as subsection (a), by deleting from subsection (a), as so designated, the phrase “incurring 5 consecutive 1 year breaks in service (as defined in Code Section 411(a)(6)(C))”, and by inserting in lieu thereof the new phrase “he incurs a period of break in service of 5 years”.

15.	Section VI.4 is further amended by adding, immediately following subsection (a), as so designated by Item 14 of this Amendment, the following new subsection (b):

b.	For purposes of Subsection VI.4.a, the term “break in service” means an event affecting forfeitures. A period of break in service shall be deemed to commence as of the Participant’s severance date and to end on the first date thereafter that he is again employed by the Employer or an Affiliated Entity, provided, however, that if he is reemployed by the Employer or an Affiliated Entity within one year after a severance date, no break in service shall be deemed to have commenced; and provided, further, however, that if an employee is absent from work immediately following his active employment, irrespective of whether the employee’s employment is terminated, because of the employee’s pregnancy, the birth of the employee’s child, the placement of a child with the employee in connection with the adoption of that child by the employee, or for purposes of caring for that child for a period beginning immediately following that birth or placement, a break in service shall be deemed to have commenced only if the Participant does not return to work within two years of his severance date. A period of approved leave of absence or a period of uniformed service duty which is included in the Participant’s Eligibility Service shall not be deemed a period of break in service. For the purpose of determining whether a period of break in service has commenced, a Participant’s severance date, shall be, with respect to employment with the Employer and all Affiliated Entities, the earlier of (i) the date he quits, retires, is discharged, or dies or (ii) the last day of an authorized leave of absence, or if later, the first anniversary of the date on which he is first absent from service, with or without pay, for any reason such as vacation, sickness, disability, layoff, or leave of absence.

16.	Section VII.6 is amended by deleting from the fourth paragraph the parenthetical phrase “(or, if the Beneficiary is the Participant’s surviving spouse, commencing not later than the end of the calendar year following the calendar year in which the Participant would have attained age 70½)” and inserting in lieu thereof the new parenthetical phrase “(or, if the Beneficiary is the Participant’s surviving spouse, commencing not later than the end of the calendar year in which the Participant would have attained age 70½)”.

17.	Section D of Appendix B is amended by adding at the end thereof the following new sentence:

Any Employer contribution allocated in accordance with this Appendix B.D shall be allocated to a Participant’s Top-Heavy Contribution Account and shall be subject to the provisions of Section VI.3.a.

18.	Appendix D is amended by inserting immediately after the text thereof the following new sentence:

There are no special rules in effect as of the Effective Date of the Plan.

Effective Date of Amendments:

The amendments to the Plan set forth in this Instrument of Amendment shall become effective upon the issuance of a determination by the Internal Revenue Service that the Plan, as so amended, is a qualified plan within the meaning of Sec. 401 of the Code, and the execution of this Instrument of Amendment by the Plan Administrator within the time permitted by Sec. 401(b) of the Code and regulations thereunder, and shall be effective as January 1, 2004.